UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 28, 2005


                               SWISS MEDICA, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     000-09489                 98-0355519
(State or other jurisdiction          (Commission              (IRS Employer
       of incorporation)              File Number)          Identification No.)


          53 Yonge Street, 3rd Floor                             M5E 1J3
           Toronto, Ontario, Canada
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   (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (416) 868-0202


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      This Form 8-K and other reports filed by Swiss Medica, Inc. (the
"Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Item 1.01 Entry into a Material Definitive Agreement.

            On June 27, 2005, the Registrant entered into the Class B Common Stock Conversion Agreement (the "Agreement") with its Chief Executive Officer, Raghunath Kilambi ("Holder"). Holder is the only holder of shares of Registrant's Class B common stock and holds 2.0 million Class B shares. Each Class B common share has fifty (50) votes on a stockholder action while each Class A common share only has one (1) vote on such action. Thus, Mr. Kilambi currently has voting control of the Registrant. The Agreement provides that upon the occurrence of certain events, the Registrant shall convert shares of its Class B common stock into shares of its publicly traded Class A common stock at a ratio of five (5) Class A shares for every one Class B share. These events include: submission and approval of an application to have Registrant's common stock listed on the Nasdaq National Market, American Stock Exchange, NYSE or any other national stock exchange; any institutional investor has conditioned an investment into requiring one class of common stock; the majority of the Board of Directors has determined that the supervoting rights of Class B Shares may detrimentally affect the ability of the Board, including its independent directors, to address means of maximizing shareholder value such as significant mergers and acquisitions, without undue influence from Holder and stockholder's notice of conversion election to Registrant by Holder. Conversion of Class B shares into Class A shares will not result in an expense on the Company's income statement.

      Item 8. Other Events.

            On June 27, 2005, the Registrant's Board of Directors and stockholders holding 58% of the outstanding voting stock approved resolutions to increase the total number of authorized shares of the Corporation's capital stock from 160,000,000 to 215,000,000 as follows:
      (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 to 200,000,000 and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 to 5,000,000. The Registrant intends to file an amendment to its certificate of incorporation to effect this modification of the authorized number of shares after filing a preliminary Information Statement on Schedule 14C with the SEC and distributing a definitive Information Statement on
      Schedule 14C to its stockholders.

      Item 9. Financial Statements and Exhibits

      (a) Financial Statements of Businesses Acquired.

      Not applicable.

      (b) Pro Forma Financial Information

      Not applicable

      (c) Exhibits.

      Exh. No.      Description
      --------      -----------

       10.1.        Conversion Agreement

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SWISS MEDICA, INC.
                                       (Registrant)

Date: June 28, 2005

                                       /s/ Bruce Fairbairn
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                                       Bruce Fairbairn, Chief Financial Officer